Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Lowe’s Companies, Inc. (the Company) for the period ended July 29, 2016, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert A. Niblock, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert A. Niblock
Robert A. Niblock
Chairman of the Board, President and Chief Executive Officer
September 2, 2016